EXHIBIT 99.1

Rock-Tenn Company Will Hold Conference Call To Discuss Second Quarter 2003 Results

Norcross, Ga, April 14, 2003 (BUSINESS WIRE) — Rock-Tenn Company (NYSE:RKT) will hold its quarterly conference call to discuss second quarter 2003 results and other topics that may be raised during the discussion on Tuesday, April 22, 2003, at 2:00 p.m. ET.

This call is being webcast and can be accessed, along with a copy of the press release and any relevant financial and other statistical information related to the webcast, on Rock-Tenn Company’s website at www.rocktenn.com. The webcast will also be archived on www.rocktenn.com and will be available for 180 days.

Rock-Tenn Company is one of North America’s leading marketing and packaging solutions companies, with annual net sales of over $1.4 billion and over 75 manufacturing operations in the United States, Canada, Mexico and Chile.